News Release
Investor Contact: Julie Trudell, Julie.Trudell@molinahealthcare.com, 562-912-6720
Media Contact: Caroline Zubieta, Caroline.Zubieta@molinahealthcare.com, 562-951-1588
____________________________________________________________________________

Molina Healthcare Reports Third Quarter 2019 Financial Results
Raises Full Year 2019 Earnings Guidance

Long Beach, Calif., October 29, 2019 – Molina Healthcare, Inc. (NYSE: MOH) today reported net income for the third quarter of 2019 of $175 million, or $2.75 per diluted share, compared to net income of $197 million, or $2.90 per diluted share, in the third quarter of 2018. Financial results for the third quarter of 2019 are summarized below:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
	(In millions, except per share results)
Premium Revenue	$4,084	$4,337	$12,085	$13,174
Total Revenue	$4,243	$4,697	$12,555	$14,226
Pre-Tax Income	$233	$259	$750	$743
Net Income	$175	$197	$569	$506
EPS - Diluted	$2.75	$2.90	$8.80	$7.60

MCR	86.3%	87.4%	85.7%	86.2%
G&A Ratio	7.6%	6.6%	7.6%	7.0%
Pre-Tax Margin	5.5%	5.5%	6.0%	5.2%
Effective Tax Rate	24.7%	24.0%	24.1%	31.9%
After-Tax Margin	4.1%	4.2%	4.5%	3.6%

Highlights include:

•	Premium revenue was $4.1 billion in the third quarter of 2019, a 5.8% decrease compared to the third quarter of 2018.

•	Medical care ratio (MCR) was 86.3% in the third quarter of 2019 compared to 87.4% for the third quarter of 2018.

•	General and administrative (G&A) expense ratio increased to 7.6% in the third quarter of 2019 compared to 6.6% for the third quarter of 2018.

•	The third quarter results include a charge of $2 million, or a $0.03 net loss per diluted share, for the repayment of convertible notes.

•	After-tax margin was 4.1% for the third quarter of 2019 compared to 4.2% in the third quarter of 2018.

•	Cash and investments at the parent company amounted to $796 million as of September 30, 2019.

•	Operating cash flows for the nine months ended September 30, 2019, were $398 million.

•	Raised full year 2019 earnings guidance to $11.30 - $11.55 from $11.20 - $11.50, which does not include any future prior-period reserve development.

•
On October 10, 2019, the Company entered into a definitive agreement to acquire certain assets of YourCare Health Plan, Inc. Through this transaction, expected to close early next year, the Company will serve approximately 46,000 Medicaid members in seven counties in Western New York.

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Molina Healthcare, Inc. Announces Third Quarter 2019 Results

October 29, 2019

“We are pleased with our performance this quarter as we sustained our margin profile, produced significant excess capital, and increased our full year 2019 guidance,” said Joe Zubretsky, president and CEO. “We have accomplished this in the backdrop of commencing our pivot to growth.”

Premium Revenue
Premium revenue for the third quarter of 2019 decreased 5.8% to $4.1 billion compared to $4.3 billion in the third quarter of 2018, which was in line with the Company’s expectations.

For the nine months ended September 30, 2019, premium revenue decreased 8.3% to $12.1 billion, from $13.2 billion for the comparable period in 2018. In both periods, the lower premium revenue is primarily a result of previously announced losses of Medicaid membership in New Mexico and Florida.

Medical Care Ratio
The consolidated MCR for the third quarter of 2019 was 86.3% compared to 87.4% in the third quarter of 2018. Prior period reserve development in the quarter was negligible.
The MCR for the nine months ended September 30, 2019, improved to 85.7% compared to 86.2% for the comparable period in 2018, due to a combination of the following:

•	The Medicaid MCR improved to 88.2% compared to 90.4% for the nine months ended September 30, 2018, due to improvement in all programs.

•	The Medicare MCR improved to 85.2% compared to 85.7% for the nine months ended September 30, 2018.

•
The Marketplace MCR was 66.7% compared to 57.5% for the nine months ended September 30, 2018. The 2018 period was positively impacted by reduced medical care costs from Cost Sharing Reduction (CSR) subsidies related to 2017 dates of service. In addition, the current year was impacted by a relatively smaller benefit from prior-year Marketplace risk adjustment compared to 2018.

General and Administrative Expense Ratio
The general and administrative expenses were 7.6% of total revenues in the third quarter of 2019 compared to 6.6% in the third quarter of 2018.

For the nine months ended September 30, 2019, the G&A ratio was 7.6% compared to 7.0% in the comparable prior-year period. In both periods, the year-over-year increases are due mainly to the year-over-year decline in total revenues.

Interest Expense
Interest expense was $22 million in the third quarter of 2019 compared to $26 million in the third quarter of 2018. The decline was due to continued repayment of convertible notes.

Other Expenses
The third quarter results included a $2 million charge on the repayment of convertible notes, resulting in a $0.03 net loss per diluted share.

Balance Sheet
Cash and investments at the parent company amounted to $796 million as of September 30, 2019, compared to $467 million as of June 30, 2019.
During the third quarter of 2019, the parent company received $430 million of dividends from the regulated health plan subsidiaries.

-MORE-

Molina Healthcare, Inc. Announces Third Quarter 2019 Results

October 29, 2019

The Company repaid $55 million of principal on the convertible notes during the quarter, and $240 million since the beginning of the year. The impact of capital deployment actions in the quarter resulted in lower interest expense, a slight loss on repayment of the convertible notes, and a lower share count.

Cash Flow
Operating cash flows for the nine months ended September 30, 2019, amounted to $398 million and were higher compared to the nine months ended September 30, 2018, primarily due to the normal fluctuations of working capital.

Outlook
The Company raised its full year 2019 earnings guidance range to $11.30 - $11.55 per diluted share, from previously issued guidance of $11.20 - $11.50.
Guidance is based on the following:

•	Assumes no future restructuring or non-run rate significant items; and

•	Assumes no future prior period development.

	October 29, 2019 (1)	July 30, 2019 (1)
	(current)	(previous)
Premium revenue	$16.1B	$16.1B
Medicaid	$12.4B	$12.3B
Medicare	$2.2B	$2.2B
Marketplace	$1.5B	$1.6B
Premium tax revenue	$565M	$450M
Investment income and other revenue	$135M	$115M
Total revenue	$16.8B	$16.7B
Medical care costs	$13.8B	$13.8B
General and administrative expenses	$1.3B	$1.3B
Premium tax expenses	$565M	$450M
EBITDA (2)	$1,140M - $1,160M	$1,135M - $1,160M
Depreciation and amortization	$90M	$90M
Interest expense and other expenses, net	$90M	$90M
Income before income taxes	$960M - $980M	$955M - $980M
Net income	$725M - $740M	$725M - $740M
Net income per share	$11.30 - $11.55	$11.20 - $11.50
Diluted weighted average shares	64.2M	64.5M

End-of-year membership:
Medicaid and Medicare	3.1M	3.1M
Marketplace	270K	270K - 280K

Operating Statistics:
Medical care ratio	86%	86%
G&A ratio	7.7%	7.7%
Effective income tax expense rate	24.3%	24.2%
After-tax margin	4.3% - 4.4%	4.2% - 4.4%
Medicaid	3%	3%
Medicare	7%	7%
Marketplace	11%	11%
__________________

(1)	All amounts are rounded and approximations.

(2)	See reconciliation of non-GAAP financial measures at the end of this release.

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Molina Healthcare, Inc. Announces Third Quarter 2019 Results

October 29, 2019

Conference Call
Management will host a conference call and webcast to discuss Molina Healthcare’s third quarter 2019 results at 8:00 a.m. Eastern time on Wednesday, October 30, 2019. The number to call for the interactive teleconference is (877) 883-0383 and the confirmation number is 5680857. A telephonic replay of the conference call will be available through Wednesday, November 6, 2019, by dialing (877) 344-7529 and entering confirmation number 10135133. A live audio broadcast of this conference call will be available on Molina Healthcare’s website, molinahealthcare.com. A 30-day online replay will be available approximately an hour following the conclusion of the live broadcast.

About Molina Healthcare
Molina Healthcare, Inc., a FORTUNE 500 company, provides managed healthcare services under the Medicaid and Medicare programs and through the state insurance marketplaces. Through its locally operated health plans, Molina Healthcare served approximately 3.3 million members as of September 30, 2019. For more information about Molina Healthcare, please visit molinahealthcare.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This earnings release contains forward-looking statements regarding the Company’s revised 2019 guidance, as well as its plans, expectations, and anticipated future events. Actual results could differ materially due to numerous known and unknown risks and uncertainties. Those risks and uncertainties are discussed in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and the section entitled “Forward-Looking Statements” in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2019.
These reports can be accessed under the investor relations tab of the Company’s website or on the SEC’s website at sec.gov. Given these risks and uncertainties, the Company can give no assurances that its forward-looking statements will prove to be accurate, or that any other results or events projected or contemplated by its forward-looking statements will in fact occur, and the Company cautions investors not to place undue reliance on these statements. All forward-looking statements in this release represent the Company’s judgment as of October 29, 2019, and, except as otherwise required by law, the Company disclaims any obligation to update any forward-looking statements to conform the statement to actual results or changes in its expectations.

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Molina Healthcare, Inc. Announces Third Quarter 2019 Results

October 29, 2019

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
	(In millions, except per-share amounts)
Revenue:
Premium revenue	$4,084	$4,337	$12,085	$13,174
Premium tax revenue	119	110	367	320
Health insurer fees reimbursed	—	83	—	248
Service revenue	—	130	—	391
Investment income and other revenue	40	37	103	93
Total revenue	4,243	4,697	12,555	14,226
Operating expenses:
Medical care costs	3,523	3,790	10,360	11,362
General and administrative expenses	323	311	953	998
Premium tax expenses	119	110	367	320
Health insurer fees	—	87	—	261
Depreciation and amortization	21	25	68	76
Restructuring costs	—	5	5	38
Cost of service revenue	—	111	—	349
Total operating expenses	3,986	4,439	11,753	13,404
Gain on sale of subsidiary	—	37	—	37
Operating income	257	295	802	859
Other expenses, net:
Interest expense	22	26	67	91
Other expenses (income), net	2	10	(15)	25
Total other expenses, net	24	36	52	116
Income before income tax expense	233	259	750	743
Income tax expense	58	62	181	237
Net income	$175	$197	$569	$506

Net income per share, diluted	$2.75	$2.90	$8.80	$7.60

Diluted weighted average shares outstanding	63.6	67.9	64.6	66.6

Operating Statistics:
Medical care ratio	86.3%	87.4%	85.7%	86.2%
G&A ratio	7.6%	6.6%	7.6%	7.0%
Premium tax ratio	2.8%	2.5%	2.9%	2.4%
Effective income tax rate	24.7%	24.0%	24.1%	31.9%
After-tax margin	4.1%	4.2%	4.5%	3.6%
Medicaid	3.4%	2.8%	3.1%	2.0%
Medicare	6.4%	1.4%	7.0%	3.7%
Marketplace	8.1%	15.3%	11.9%	16.7%

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Molina Healthcare, Inc. Announces Third Quarter 2019 Results

October 29, 2019

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2019	2018
	Unaudited
	(Dollars in millions, except per-share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$2,679	$2,826
Investments	1,757	1,681
Receivables	1,280	1,330
Prepaid expenses and other current assets	140	149
Derivative asset	21	476
Total current assets	5,877	6,462
Property, equipment, and capitalized software, net	379	241
Goodwill and intangible assets, net	176	190
Restricted investments	79	120
Deferred income taxes	82	117
Other assets	108	24
	$6,701	$7,154

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Medical claims and benefits payable	$1,975	$1,961
Amounts due government agencies	612	967
Accounts payable and accrued liabilities	478	390
Deferred revenue	207	211
Current portion of long-term debt	15	241
Derivative liability	21	476
Total current liabilities	3,308	4,246
Long-term debt	1,239	1,020
Finance lease liabilities	233	197
Other long-term liabilities	90	44
Total liabilities	4,870	5,507
Stockholders’ equity:
Common stock, $0.001 par value, 150 million shares authorized; outstanding: 63 million shares at September 30, 2019 and 62 million shares at December 31, 2018	—	—
Preferred stock, $0.001 par value; 20 million shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	160	643
Accumulated other comprehensive income (loss)	5	(8)
Retained earnings	1,666	1,012
Total stockholders’ equity	1,831	1,647
	$6,701	$7,154

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Molina Healthcare, Inc. Announces Third Quarter 2019 Results

October 29, 2019

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
	(In millions)
Operating activities:
Net income	$175	$197	$569	$506
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	21	31	68	104
Deferred income taxes	(12)	(26)	7	(32)
Share-based compensation	10	7	29	20
Amortization of convertible senior notes and finance lease liabilities	1	5	5	18
Loss (gain) on debt repayment	2	10	(15)	25
Gain on sale of subsidiary	—	(37)	—	(37)
Non-cash restructuring costs	—	—	—	17
Other, net	(8)	2	(5)	6
Changes in operating assets and liabilities:
Receivables	(41)	(192)	50	(507)
Prepaid expenses and other current assets	(24)	64	(6)	(117)
Medical claims and benefits payable	208	123	14	(144)
Amounts due government agencies	(372)	(716)	(355)	(511)
Accounts payable and accrued liabilities	98	49	37	398
Deferred revenue	177	(13)	(4)	(55)
Income taxes	7	(9)	4	118
Net cash provided by (used in) operating activities	242	(505)	398	(191)
Investing activities:
Purchases of investments	(776)	(288)	(1,938)	(1,202)
Proceeds from sales and maturities of investments	1,099	735	1,890	2,070
Purchases of property, equipment, and capitalized software	(10)	(10)	(30)	(24)
Other, net	—	(14)	(2)	(23)
Net cash provided by (used in) investing activities	313	423	(80)	821
Financing activities:
Repayment of principal amount of 1.125% Convertible Notes	(55)	(140)	(240)	(236)
Cash paid for partial settlement of 1.125% Conversion Option	(105)	(343)	(578)	(477)
Cash received for partial termination of 1.125% Call Option	105	343	578	477
Cash paid for partial termination of 1.125% Warrants	(90)	(306)	(514)	(419)
Proceeds from borrowings under Term Loan Facility	—	—	220	—
Repayment of Credit Facility	—	—	—	(300)
Repayment of 1.625% Convertible Notes	—	(64)	—	(64)
Other, net	(3)	1	24	7
Net cash used in financing activities	(148)	(509)	(510)	(1,012)
Net increase (decrease) in cash, cash equivalents, and restricted cash and cash equivalents	407	(591)	(192)	(382)
Cash, cash equivalents, and restricted cash and cash equivalents at beginning of period	2,327	3,499	2,926	3,290
Cash, cash equivalents, and restricted cash and cash equivalents at end of period	$2,734	$2,908	$2,734	$2,908

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Molina Healthcare, Inc. Announces Third Quarter 2019 Results

October 29, 2019

HEALTH PLANS SEGMENT MEMBERSHIP

	September 30, 2019	December 31, 2018	September 30, 2018
Ending Membership by Government Program:
TANF and CHIP	1,993,000	2,295,000	2,436,000
Medicaid Expansion	598,000	660,000	664,000
ABD	364,000	406,000	415,000
Total Medicaid	2,955,000	3,361,000	3,515,000
MMP - Integrated	58,000	54,000	55,000
Medicare Special Needs Plans	44,000	44,000	45,000
Total Medicare	102,000	98,000	100,000
Total Medicaid and Medicare	3,057,000	3,459,000	3,615,000
Marketplace	289,000	362,000	384,000
	3,346,000	3,821,000	3,999,000

Ending Membership by Health Plan:
California	580,000	608,000	623,000
Florida (1)	136,000	313,000	395,000
Illinois	224,000	224,000	223,000
Michigan	361,000	383,000	394,000
New Mexico (1)	24,000	222,000	234,000
Ohio	292,000	302,000	315,000
Puerto Rico	186,000	252,000	320,000
South Carolina	134,000	120,000	117,000
Texas	350,000	423,000	436,000
Washington	818,000	781,000	770,000
Other (2)	241,000	193,000	172,000
	3,346,000	3,821,000	3,999,000
__________________

(1)
The Company’s Medicaid contracts in New Mexico and in all but two regions in Florida terminated in late 2018 and early 2019. During 2019, the Company continues to serve Medicare and Marketplace members in both Florida and New Mexico, as well as Medicaid members in two regions in Florida.

(2)	“Other” includes the Idaho, Mississippi, New York, Utah and Wisconsin health plans, which are not individually significant to the Company’s consolidated operating results.

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Molina Healthcare, Inc. Announces Third Quarter 2019 Results

October 29, 2019

UNAUDITED SELECTED FINANCIAL DATA
(In millions, except percentages and per-member per-month amounts)
HEALTH PLANS SEGMENT FINANCIAL DATA — BY GOVERNMENT PROGRAM

	Member Months (1)	Premium Revenue		Medical Care Costs		MCR (2)	Medical Margin
		Total	PMPM	Total	PMPM
	Three Months Ended September 30, 2019
TANF and CHIP	6.0	$1,225	$202.46	$1,071	$176.88	87.4%	$154
Medicaid Expansion	1.8	696	385.63	622	345.25	89.5	74
ABD	1.1	1,247	1,136.67	1,097	1,000.56	88.0	150
Total Medicaid	8.9	3,168	353.81	2,790	311.70	88.1	378
MMP	0.2	399	2,328.70	345	2,010.50	86.3	54
Medicare	0.1	160	1,230.01	134	1,029.75	83.7	26
Total Medicare	0.3	559	1,854.96	479	1,587.61	85.6	80
Total Medicaid and Medicare	9.2	3,727	402.76	3,269	353.31	87.7	458
Marketplace	0.9	357	410.23	254	292.21	71.2	103
	10.1	$4,084	$403.40	$3,523	$348.06	86.3%	$561

	Three Months Ended September 30, 2018
TANF and CHIP	7.4	$1,379	$187.03	$1,228	$166.41	89.0%	$151
Medicaid Expansion	2.0	671	333.11	640	317.62	95.3	31
ABD	1.2	1,322	1,054.92	1,186	946.38	89.7	136
Total Medicaid	10.6	3,372	316.86	3,054	286.86	90.5	318
MMP	0.2	353	2,159.72	323	1,981.45	91.7	30
Medicare	0.1	156	1,157.71	121	895.25	77.3	35
Total Medicare	0.3	509	1,706.95	444	1,490.63	87.3	65
Total Medicaid and Medicare	10.9	3,881	354.70	3,498	319.63	90.1	383
Marketplace	1.2	456	394.02	292	252.61	64.1	164
	12.1	$4,337	$358.46	$3,790	$313.23	87.4%	$547

	Nine Months Ended September 30, 2019
TANF and CHIP	18.3	$3,594	$196.01	$3,141	$171.30	87.4%	$453
Medicaid Expansion	5.4	2,055	380.08	1,810	334.85	88.1	245
ABD	3.3	3,590	1,097.94	3,200	978.64	89.1	390
Total Medicaid	27.0	9,239	342.03	8,151	301.77	88.2	1,088
MMP	0.5	1,193	2,368.38	1,034	2,051.90	86.6	159
Medicare	0.4	489	1,270.32	399	1,037.24	81.7	90
Total Medicare	0.9	1,682	1,892.63	1,433	1,612.29	85.2	249
Total Medicaid and Medicare	27.9	10,921	391.44	9,584	343.53	87.8	1,337
Marketplace	2.8	1,164	414.17	776	276.28	66.7	388
	30.7	$12,085	$393.52	$10,360	$337.37	85.7%	$1,725

	Nine Months Ended September 30, 2018
TANF and CHIP	22.3	$4,145	$186.12	$3,705	$166.35	89.4%	$440
Medicaid Expansion	6.1	2,184	359.37	1,957	322.01	89.6	227
ABD	3.7	3,864	1,034.25	3,550	950.11	91.9	314
Total Medicaid	32.1	10,193	317.70	9,212	287.10	90.4	981
MMP	0.5	1,077	2,173.90	941	1,899.26	87.4	136
Medicare	0.4	470	1,171.59	385	959.54	81.9	85
Total Medicare	0.9	1,547	1,725.71	1,326	1,479.06	85.7	221
Total Medicaid and Medicare	33.0	11,740	355.96	10,538	319.50	89.8	1,202
Marketplace	3.8	1,434	379.91	824	218.44	57.5	610
	36.8	$13,174	$358.42	$11,362	$309.12	86.2%	$1,812
__________________

(1)	A member month is defined as the aggregate of each month’s ending membership for the period presented.

(2)	The MCR represents medical costs as a percentage of premium revenue.

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Molina Healthcare, Inc. Announces Third Quarter 2019 Results

October 29, 2019

HEALTH PLANS SEGMENT FINANCIAL DATA — MEDICAID AND MEDICARE

	Member Months	Premium Revenue		Medical Care Costs		MCR	Medical Margin
		Total	PMPM	Total	PMPM
	Three Months Ended September 30, 2019
California	1.6	$510	$315.90	$423	$261.97	82.9%	$87
Florida	0.3	130	436.99	127	427.80	97.9	3
Illinois	0.7	257	383.41	232	347.28	90.6	25
Michigan	1.1	401	373.01	332	307.97	82.6	69
Ohio	0.9	615	687.38	563	628.98	91.5	52
Puerto Rico	0.6	117	209.25	102	182.53	87.2	15
South Carolina	0.4	151	379.20	138	347.23	91.6	13
Texas	0.7	592	912.76	540	833.51	91.3	52
Washington	2.3	643	269.52	570	238.55	88.5	73
Other (1) (2)	0.6	311	437.60	242	341.29	78.0	69
	9.2	$3,727	$402.76	$3,269	$353.31	87.7%	$458

	Three Months Ended September 30, 2018
California	1.7	$435	$249.00	$446	$255.22	102.5%	$(11)
Florida	1.0	388	363.16	362	339.33	93.4	26
Illinois	0.7	207	312.72	182	274.98	87.9	25
Michigan	1.1	397	350.05	321	282.49	80.7	76
New Mexico (2)	0.6	304	471.66	275	426.69	90.5	29
Ohio	0.9	584	624.84	532	568.93	91.1	52
Puerto Rico	1.0	179	189.65	162	171.96	90.7	17
South Carolina	0.4	124	354.53	112	318.56	89.9	12
Texas	0.7	577	848.47	525	772.14	91.0	52
Washington	2.3	511	226.77	444	197.04	86.9	67
Other (1)	0.5	175	334.29	137	261.49	78.2	38
	10.9	$3,881	$354.70	$3,498	$319.63	90.1%	$383

	Nine Months Ended September 30, 2019
California	4.9	$1,508	$306.96	$1,286	$261.76	85.3%	$222
Florida	1.0	418	410.71	374	367.95	89.6	44
Illinois	2.0	726	365.35	632	318.26	87.1	94
Michigan	3.3	1,199	370.77	990	305.99	82.5	209
Ohio	2.7	1,835	682.59	1,653	614.89	90.1	182
Puerto Rico	1.8	341	190.42	301	167.98	88.2	40
South Carolina	1.2	427	368.35	378	326.61	88.7	49
Texas	2.0	1,789	910.64	1,623	826.20	90.7	166
Washington	7.1	1,868	261.92	1,691	236.98	90.5	177
Other (1) (2)	1.9	810	402.31	656	325.93	81.0	154
	27.9	$10,921	$391.44	$9,584	$343.53	87.8%	$1,337

	Nine Months Ended September 30, 2018
California	5.3	$1,446	$270.63	$1,299	$243.14	89.8%	$147
Florida	3.2	1,147	356.15	1,069	331.93	93.2	78
Illinois	1.8	551	308.45	474	265.47	86.1	77
Michigan	3.4	1,161	343.08	983	290.26	84.6	178
New Mexico (2)	2.0	936	469.19	875	438.70	93.5	61
Ohio	2.8	1,670	590.71	1,474	521.26	88.2	196
Puerto Rico	2.9	549	190.34	501	173.83	91.3	48
South Carolina	1.1	369	350.94	323	306.76	87.4	46
Texas	2.1	1,715	831.21	1,554	753.31	90.6	161
Washington	6.8	1,666	245.40	1,544	227.41	92.7	122
Other (1)	1.6	530	323.84	442	269.98	83.4	88
	33.0	$11,740	$355.96	$10,538	$319.50	89.8%	$1,202
_______________

(1)	“Other” includes the Idaho, Mississippi, New York, Utah and Wisconsin health plans, which are not individually significant to the Company’s consolidated operating results.

(2)
In 2019, “Other” includes the New Mexico health plan. The New Mexico health plan’s Medicaid contract terminated on December 31, 2018, and therefore its 2019 results are not individually significant to the Company’s consolidated operating results.

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Molina Healthcare, Inc. Announces Third Quarter 2019 Results

October 29, 2019

HEALTH PLANS SEGMENT FINANCIAL DATA — MARKETPLACE

	Member Months	Premium Revenue		Medical Care Costs		MCR	Medical Margin
		Total	PMPM	Total	PMPM
	Three Months Ended September 30, 2019
California	0.2	$57	$371.07	$33	$210.87	56.8%	$24
Florida	0.1	41	349.53	25	212.00	60.7	16
Michigan	—	7	431.41	4	289.45	67.1	3
Ohio	—	25	792.96	19	626.30	79.0	6
Texas	0.4	142	351.04	105	257.68	73.4	37
Washington	0.1	45	719.67	33	548.75	76.2	12
Other (1)	0.1	40	480.41	35	408.35	85.0	5
	0.9	$357	$410.23	$254	$292.21	71.2%	$103

	Three Months Ended September 30, 2018
California	0.2	$49	$309.04	$37	$235.63	76.2%	$12
Florida	0.2	66	548.60	45	362.39	66.1	21
Michigan	—	12	233.51	7	145.13	62.1	5
New Mexico	0.1	28	419.20	18	249.33	59.5	10
Ohio	0.1	27	485.08	18	336.86	69.4	9
Texas	0.6	228	357.54	134	209.80	58.7	94
Washington	—	44	656.70	34	518.75	79.0	10
Other (2)	—	2	NM	(1)	NM	NM	3
	1.2	$456	$394.02	$292	$252.61	64.1%	$164

	Nine Months Ended September 30, 2019
California	0.5	$174	$364.72	$101	$210.76	57.8%	$73
Florida	0.4	152	389.44	81	207.22	53.2	71
Michigan	—	27	474.12	15	265.95	56.1	12
Ohio	0.1	79	801.90	53	543.00	67.7	26
Texas	1.3	457	344.19	331	249.44	72.5	126
Washington	0.2	143	744.47	97	509.50	68.4	46
Other (1)	0.3	132	494.59	98	364.71	73.7	34
	2.8	$1,164	$414.17	$776	$276.28	66.7%	$388

	Nine Months Ended September 30, 2018
California	0.6	$171	$326.82	$89	$169.98	52.0%	$82
Florida	0.5	211	491.13	67	155.24	31.6	144
Michigan	0.1	40	248.24	23	145.38	58.6	17
New Mexico	0.2	93	426.07	55	247.57	58.1	38
Ohio	0.2	84	466.75	58	324.91	69.6	26
Texas	2.0	679	330.92	440	214.65	64.9	239
Washington	0.2	139	654.78	105	497.00	75.9	34
Other (2)	—	17	NM	(13)	NM	NM	30
	3.8	$1,434	$379.91	$824	$218.44	57.5%	$610
__________________

(1)	“Other” includes the New Mexico, Utah and Wisconsin health plans, which are not individually significant to the Company’s consolidated operating results in 2019.

(2)	“Other” includes the Utah and Wisconsin health plans, where the Company did not participate in the Marketplace in 2018. Therefore, the ratios for 2018 periods are not meaningful (NM).

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Molina Healthcare, Inc. Announces Third Quarter 2019 Results

October 29, 2019

HEALTH PLANS SEGMENT FINANCIAL DATA — TOTAL

	Member Months	Premium Revenue		Medical Care Costs		MCR	Medical Margin
		Total	PMPM	Total	PMPM
	Three Months Ended September 30, 2019
California	1.8	$567	$320.67	$456	$257.55	80.3%	$111
Florida	0.4	171	412.29	152	366.86	89.0	19
Illinois	0.7	257	383.41	232	347.28	90.6	25
Michigan	1.1	408	373.92	336	307.68	82.3	72
Ohio	0.9	640	690.88	582	628.89	91.0	58
Puerto Rico	0.6	117	209.25	102	182.53	87.2	15
South Carolina	0.4	151	379.20	138	347.23	91.6	13
Texas	1.1	734	696.46	645	611.78	87.8	89
Washington	2.4	688	280.85	603	246.36	87.7	85
Other (1) (2)	0.7	351	442.14	277	348.40	78.8	74
	10.1	$4,084	$403.40	$3,523	$348.06	86.3%	$561

	Three Months Ended September 30, 2018
California	1.9	$484	$253.96	$483	$253.60	99.9%	$1
Florida	1.2	454	382.20	407	341.70	89.4	47
Illinois	0.7	207	312.72	182	274.98	87.9	25
Michigan	1.1	409	345.28	328	276.88	80.2	81
New Mexico (2)	0.7	332	466.63	293	409.68	87.8	39
Ohio	1.0	611	616.95	550	555.83	90.1	61
Puerto Rico	1.0	179	189.65	162	171.96	90.7	17
South Carolina	0.4	124	354.53	112	318.56	89.9	12
Texas	1.3	805	611.01	659	500.14	81.9	146
Washington	2.3	555	239.25	478	206.38	86.3	77
Other (1)	0.5	177	336.18	136	260.19	77.4	41
	12.1	$4,337	$358.46	$3,790	$313.23	87.4%	$547

	Nine Months Ended September 30, 2019
California	5.4	$1,682	$312.08	$1,387	$257.25	82.4%	$295
Florida	1.4	570	404.81	455	323.37	79.9	115
Illinois	2.0	726	365.35	632	318.26	87.1	94
Michigan	3.3	1,226	372.58	1,005	305.29	81.9	221
Ohio	2.8	1,914	686.80	1,706	612.35	89.2	208
Puerto Rico	1.8	341	190.42	301	167.98	88.2	40
South Carolina	1.2	427	368.35	378	326.61	88.7	49
Texas	3.3	2,246	682.10	1,954	593.50	87.0	292
Washington	7.3	2,011	274.52	1,788	244.10	88.9	223
Other (1) (2)	2.2	942	413.13	754	330.48	80.0	188
	30.7	$12,085	$393.52	$10,360	$337.37	85.7%	$1,725

	Nine Months Ended September 30, 2018
California	5.9	$1,617	$275.64	$1,388	$236.61	85.8%	$229
Florida	3.7	1,358	372.07	1,136	311.09	83.6	222
Illinois	1.8	551	308.45	474	265.47	86.1	77
Michigan	3.5	1,201	338.83	1,006	283.77	83.7	195
New Mexico (2)	2.2	1,029	464.92	930	419.78	90.3	99
Ohio	3.0	1,754	583.29	1,532	509.52	87.4	222
Puerto Rico	2.9	549	190.34	501	173.83	91.3	48
South Carolina	1.1	369	350.94	323	306.76	87.4	46
Texas	4.1	2,394	581.74	1,994	484.70	83.3	400
Washington	7.0	1,805	257.82	1,649	235.59	91.4	156
Other (1)	1.6	547	334.26	429	262.27	78.5	118
	36.8	$13,174	$358.42	$11,362	$309.12	86.2%	$1,812
__________________

(1)	“Other” includes the Idaho, Mississippi, New York, Utah and Wisconsin health plans, which are not individually significant to the Company’s consolidated operating results.

(2)
In 2019, “Other” includes the New Mexico health plan. The New Mexico health plan’s Medicaid contract terminated on December 31, 2018, and therefore its 2019 results are not individually significant to the Company’s consolidated operating results.

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Molina Healthcare, Inc. Announces Third Quarter 2019 Results

October 29, 2019

SELECTED FINANCIAL DATA

The following table provides details of the Company’s medical care costs for the periods indicated:

	Three Months Ended September 30,
	2019			2018
	Amount	PMPM	% of Total	Amount	PMPM	% of Total
Fee for service	$2,685	$265.12	76.2%	$2,865	$236.74	75.6%
Pharmacy	412	40.74	11.7	495	40.90	13.1
Capitation	283	28.01	8.0	297	24.52	7.8
Other	143	14.19	4.1	133	11.07	3.5
	$3,523	$348.06	100.0%	$3,790	$313.23	100.0%

	Nine Months Ended September 30,
	2019			2018
	Amount	PMPM	% of Total	Amount	PMPM	% of Total
Fee for service	$7,793	$253.77	75.2%	$8,471	$230.46	74.6%
Pharmacy	1,254	40.83	12.1	1,645	44.76	14.5
Capitation	856	27.88	8.3	891	24.23	7.8
Other	457	14.89	4.4	355	9.67	3.1
	$10,360	$337.37	100.0%	$11,362	$309.12	100.0%

The following table provides details of the Company’s medical claims and benefits payable as of the dates indicated:

	September 30,	December 31,
	2019	2018
Fee-for-service claims incurred but not paid (IBNP)	$1,424	$1,562
Pharmacy payable	128	115
Capitation payable	57	52
Other (1)	366	232
	$1,975	$1,961
______________________

(1)
“Other” medical claims and benefits payable include amounts payable to certain providers for which the Company acts as an intermediary on behalf of various state agencies without assuming financial risk. Such receipts and payments do not impact the Company’s consolidated statements of income. As of September 30, 2019 and December 31, 2018, the Company had recorded non-risk provider payables of approximately $239 million and $107 million, respectively.

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Molina Healthcare, Inc. Announces Third Quarter 2019 Results

October 29, 2019

CHANGE IN MEDICAL CLAIMS AND BENEFITS PAYABLE
(Dollars in millions)

The Company’s claims liability includes a provision for adverse claims deviation based on historical experience and other factors including, but not limited to, variations in claims payment patterns, changes in utilization and cost trends, known outbreaks of disease, and large claims. The Company’s reserving methodology is consistently applied across all periods presented. The amounts displayed for “Components of medical care costs related to: Prior period” represent the amount by which the original estimate of claims and benefits payable at the beginning of the period was more than the actual amount of the liability based on information (principally the payment of claims) developed since that liability was first reported. The following table presents the components of the change in medical claims and benefits payable for the periods indicated:

	Nine Months Ended		Year Ended
	September 30,		Dec. 31, 2018
	2019	2018
Medical claims and benefits payable, beginning balance	$1,961	$2,192	$2,192
Components of medical care costs related to:
Current period	10,613	11,670	15,478
Prior period (1)	(253)	(308)	(341)
Total medical care costs	10,360	11,362	15,137
Change in non-risk and other provider payables	131	60	13
Payments for medical care costs related to:
Current period	8,996	9,866	13,671
Prior period	1,481	1,706	1,710
Total paid	10,477	11,572	15,381
Medical claims and benefits payable, ending balance	$1,975	$2,042	$1,961

Days in claims payable, fee for service (2)	50	53	53
______________________

(1)	The September 30, 2018, and December 31, 2018, amounts include the 2018 benefit of the 2017 Marketplace CSR reimbursement of $81 million.

(2)
Claims payable includes primarily IBNP. It also includes certain fee-for-service payables reported in “Other” medical claims and benefits payable amounting to $42 million, $34 million and $43 million, as of September 30, 2019, September 30, 2018, and December 31, 2018, respectively.

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Molina Healthcare, Inc. Announces Third Quarter 2019 Results

October 29, 2019

SUMMARY OF NON-RUN RATE ITEMS AFFECTING CURRENT QUARTER AND YEAR-TO-DATE FINANCIAL RESULTS
(In millions, except per diluted share amounts)

The table below summarizes the impact of certain expenses and other items that management believes are not indicative of longer-term business trends and operations. The individual items presented below increase (decrease) income before income tax expense.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2019		2018		2019		2018
	Amount	Per Diluted Share (1)	Amount	Per Diluted Share (1)	Amount	Per Diluted Share (1)	Amount	Per Diluted Share (1)
(Loss) gain on debt repayment	$(2)	$(0.03)	$(10)	$(0.12)	$15	$0.18	$(25)	$(0.33)
Restructuring costs	—	—	(5)	(0.06)	(5)	(0.06)	(38)	(0.45)
Gain on sale of subsidiary	—	—	37	0.42	—	—	37	0.43
	$(2)	$(0.03)	$22	$0.24	$10	$0.12	$(26)	$(0.35)
______________________

(1)
Except for permanent differences between GAAP and tax (such as certain expenses that are not deductible for tax purposes), per diluted share amounts are generally calculated at the statutory income tax rate of 22.6% and 22% for 2019 and 2018, respectively.

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Molina Healthcare, Inc. Announces Third Quarter 2019 Results

October 29, 2019

NON-GAAP FINANCIAL MEASURES
The Company uses non-generally accepted accounting principles, or non-GAAP, financial measures as supplemental metrics in evaluating the Company’s financial performance, making financing and business decisions, and forecasting and planning for future periods. For these reasons, management believes such measures are useful supplemental measures to investors in comparing the Company’s performance to the performance of other public companies in the health care industry. These non-GAAP financial measures should be considered as supplements to, and not as substitutes for or superior to, GAAP measures. See further information regarding non-GAAP measures below the tables.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net income	$175	$197	$569	$506
Adjustments:
Depreciation, and amortization of intangible assets and capitalized software	21	28	68	95
Interest expense	22	26	67	91
Income tax expense	58	62	181	237
EBITDA	$276	$313	$885	$929
Adjustments made to GAAP measures used to calculate the non-GAAP measures used in this news release follow:
Earnings before interest, taxes, depreciation and amortization (“EBITDA”): Net income on a GAAP basis less depreciation, and amortization of intangible assets and capitalized software, interest expense and income tax expense. The Company believes that EBITDA is helpful in assessing the Company’s ability to meet the cash demands of its operating units.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2019		2018		2019		2018

	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income	$175	$2.75	$197	$2.90	$569	$8.80	$506	$7.60
Adjustment:
Amortization of intangible assets	4	0.07	6	0.08	13	0.21	16	0.23
Income tax effect (1)	(1)	(0.02)	(2)	(0.01)	(3)	(0.05)	(4)	(0.05)
Adjustment, net of tax effect	3	0.05	4	0.07	10	0.16	12	0.18
Adjusted net income	$178	$2.80	$201	$2.97	$579	$8.96	$518	$7.78
________________________

(1)	Income tax effect of adjustments calculated at the blended federal and state statutory tax rate of 22.6% and 22% for 2019 and 2018, respectively.
Adjustments made to GAAP measures used to calculate the non-GAAP measures used in this news release follow:
Adjusted net income: Net income on a GAAP basis less amortization of intangible assets, net of income tax effect calculated at the statutory tax rate. The Company believes that adjusted net income is helpful in assessing the Company’s financial performance exclusive of the non-cash impact of the amortization of purchased intangibles.
Adjusted net income per diluted share: Adjusted net income divided by weighted average common shares outstanding on a fully diluted basis.

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Molina Healthcare, Inc. Announces Third Quarter 2019 Results

October 29, 2019

2019 REVISED GUIDANCE

Reconciliation of Non-GAAP Financial Measures

	Low End	High End
	(In millions)
Net income	$725	$740
Adjustments:
Depreciation, and amortization of intangible assets and capitalized software	90	90
Interest expense	90	90
Income tax expense	235	240
EBITDA	$1,140	$1,160

-END-